UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 7, 2021

RenovaCare, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-30156	98-0384030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4 Becker Farm Road, Suite 105 Roseland, NJ	07068
(Address of Principal Executive Offices)	(Zip Code)

(888) 398-0202
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers.

(a)           Resignation of Chief Financial Officer and Secretary

By letter dated April 7, 2021 (the “Cook Termination Letter”) Mr. Robert W. Cook, notified RenovaCare, Inc. (the “Company”) of his conclusion that the Company, based on actions taken by its officers violated Section 2.1 of Mr. Cooks Employment Agreement dated June 15, 2020 with the Company (the “Cook Employment Agreement”), specifically that “the Employee shall have such responsibility and authority as is customarily possessed and exercisable by the ‘Chief Financial Officer’ and ‘Secretary’ of a corporation (the ‘Executive Positions’)….” Mr. Cook further asserted that he was prevented from carrying out a substantial number of those responsibilities listed in Exhibit 2.1 of the Cook Employment Agreement which he otherwise was reasonably expected to perform. Mr. Cook is seeking “compensation” from the Company.

The Company does not concur in Mr. Cook’s conclusions or assertions in the Cook Termination Letter; nor does it believe that Mr. Cook is entitled, under the terms of his employment, to payment of any compensation other than payment of applicable Accrued Rights (as defined in the Cook Employment Agreement).

The Company has reserved all of its rights and remedies under the Cook Employment Agreement as well as the Confidential Information and Employee Invention Assignment Agreement dated June 15, 2020 between the Company, and the Stock Option Agreement dated June 22, 2020 (the “Cook Confidentiality Agreement”) between the Company and Mr. Cook (the “Cook SOA”)

A copy of the Cook Employment Agreement (to which the form of each of the Cook Confidentiality Agreement and the Cook SOA were attached as Exhibits) was filed by the Company as an Exhibit to its Form 8-K filed with the US Securities and Exchange Commission on June 19, 2020. A copy of the Cook Termination Letter is attached to this Report as Exhibit 17.1.

(b)           Appointment of Chief Financial Officer, Treasurer and Secretary

On April 12, 2021 the Company’s Board of Directors by unanimous written consent in lieu of special meeting, adopted resolutions appointing Mr. Justin Frere as the Company’s Chief Financial Officer, Treasurer and Secretary, effective April 12, 2021; Mr. Frere shall serve in such capacity until such time as this successor shall have been appointed or his earlier resignation or removal.

Mr. Frere has over 20 years of experience as a hands-on CFO/Controller level finance and administration professional with extensive operational and analytical experience as a consultant, CFO and controller for numerous public entities. From 2001 through present, Mr. Frere has been principal of Frontline Accounting performing CFO/controller, and financial analyst services for various public and private domestic and international clients. Mr. Frere has been the primary party responsible for accounting, drafting and filing SEC Forms and interacting with auditors and the SEC in support of public company reporting. Mr. Frere started his career at KPMG in their assurance practice. Mr. Frere earned a Bachelor of Science in accounting and finance from California Polytechnic State University in San Luis Obispo and MBA from San Diego State University.

It is expected that Mr. Frere will devote a fractional part of his business time to the Company’s affairs. The Company and Mr. Frere are currently in the process of finalizing the terms and conditions of Mr. Frere’s engagement by the Company.

Mr. Frere currently serves as the Chief Financial Officer and Secretary of SolarWindow Technologies, Inc. (“SolarWindow”) a corporation of which Mr. Harmel S. Rayat, RenovaCare’s Chairman, beneficially owns a majority of SolarWindow’s issued and outstanding shares of common stock.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description

17.1	Termination Letter dated April 7, 2021 from Robert W. Cook

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 13, 2021.

RenovaCare, Inc.

By: /s/ Kaiyo Nedd

Kaiyo Nedd

President and Chief Executive Officer